EXHIBIT 4.2

UnumProvident Corporation

12,000,000 8.25% Adjustable Conversion-Rate Equity Security Units

Registration Rights Agreement

May 11, 2004

To the Subscribers

listed in Schedule I

Ladies and Gentlemen:

UnumProvident Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Subscribers (as defined herein) upon the terms set forth in the Subscription Agreement (as defined herein) an aggregate of 12,000,000 8.25% Adjustable Conversion-Rate Equity Security Units of the Company. As an inducement to the Subscribers to enter into the Subscription Agreement and in satisfaction of a condition to the obligations of the Subscribers thereunder, the Company agrees with the Subscribers for the benefit of the Subscribers holding Registrable Securities (as defined herein) as follows:

1. Definitions.

(a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Subscription Agreement.

(b) As used in this Agreement, the following defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Closing Date” means the Closing Date as defined in the Subscription Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Company’s common stock, par value $.10 per share.

“Company” has the meaning assigned thereto in the Preamble hereof.

“Effective Failure” has the meaning assigned thereto in Section 8(b) hereof.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Holder” means any Subscriber that is the record owner of Registrable Securities.

“Initial Effective Date” means the first date on which the Shelf Registration Statement is declared effective under the Securities Act by the Commission.

“Indemnified Person” has the meaning assigned thereto in Section 6(a) hereof.

“Liquidated Damages” has the meaning assigned thereto in Section 8(a) hereof.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 7 hereof.

“NASD Rules” means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

The term “person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Questionnaire” means a Selling Securityholder Questionnaire substantially in the form of Appendix VI to the Subscription Agreement.

“Registrable Securities” means all or any portion of the Units (including the Underlying Securities comprising the Units); provided, however, that a Security ceases to be a Registrable Security when it is no longer a Restricted Security. In addition, a Senior Note that has been remarketed or stripped from a Unit shall not be a Registrable Security for purposes of this Agreement.

“Registration Default” has the meaning assigned thereto in Section 8(a) hereof.

“Restricted Security” means any Unit except any such Security that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to Rule 144(k) as if it was held by a non-affiliate of the Company (or any successor provision thereto), if available, or (iii) ceases to be outstanding (whether as a result of redemption, repurchase, cancellation or conversion).

“Rule 144” means Rule 144 under the Securities Act.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” means all or any portion of the Units, the Senior Notes, the Purchase Contracts, or the Underlying Shares.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, and filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement. If at the time of filing of any “shelf” registration statement the Company is eligible to file on Form S-3, then the Company agrees to file on such form.

“Subscribers” means the Subscribers named in Schedule I to the Subscription Agreement.

“Subscription Agreement” means the subscription agreement, dated as of May 6, 2004 between the Subscribers and the Company relating to the Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

“Underlying Shares” means the Common Stock deliverable on settlement of the Purchase Contracts.

“Underlying Securities” means the Securities other than the Units.

“Units” means the Units as defined in the Subscription Agreement.

“Valid Business Reason” has the meaning assigned thereto in Section 2(c) hereof.

(c) Wherever there is a reference in this Agreement to a percentage of the “stated amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the stated amount of Units surrendered in order to receive such number of shares of Common Stock.

2. Shelf Registration.

(a) The Company shall use its commercially reasonable efforts to file with the Commission, no later than two business days following the Closing Date, a Shelf Registration Statement registering the Units and the Underlying Securities relating to the offer and sale of the Units by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its commercially reasonable efforts to cause such Shelf

Registration Statement to be declared effective under the Securities Act no later than 90 calendar days following the Closing Date.

(b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (i) the sale of all Registrable Securities registered under the Shelf Registration Statement; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registrable Securities held by persons that are not Affiliates of the Company, if available; (iii) all the Registrable Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise) and (iv) the sale to the public of all Registrable Securities pursuant to Rule 144, if available (such period being referred to herein as the “Effectiveness Period”).

(c) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any 120-day period or an aggregate of 90 days in any 210-day period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission, financings and similar events (each, a “Valid Business Reason”), it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension; provided, however, that (i) the Company shall give written notice of the fact that the Valid Business Reason for such suspension no longer exists promptly after such Valid Business Reason ceases to exist, and (ii) the Company shall not be permitted to postpone such use during the first 30 days following the Initial Effective Date.

3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

(a) Each Subscriber shall be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and shall have returned a completed and signed Questionnaire to the Company not later than the Closing Date. Any person that becomes a Holder following the Closing Date shall promptly provide such information to the Company as shall be necessary for the Company to properly amend or supplement the Shelf Registration Statement or the Prospectus.

(b) The Company shall furnish to each Subscriber, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to the then current Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its commercially reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose. Notwithstanding anything to the contrary herein, the Company shall not be required to provide to any Holder any reports required to be filed by the Company pursuant to the Exchange Act prior to the filing thereof with the Commission.

(c) The Company shall as promptly as reasonably practicable take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it is filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) except during the periods specified in Section 2(c) above or during the continuance of any events or the existence of any state of facts described in Section 3(d) below, each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall as promptly as reasonably practicable advise each Holder:

(i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

(e) The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f) The Company shall furnish to each Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g) The Company shall, during the Effectiveness Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except during the periods specified in Section 2(c) above or during the continuance of any event or the existence of any state of facts described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

(i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, if any, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j) Upon the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, but subject to the Company’s rights pursuant to Section 2(c) above, the Company shall as promptly as practicable prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are eligible therefor.

(l) The Company shall use its commercially reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(m) Not later than the Effective Time of the Shelf Registration Statement, the Company shall cause the Supplemental Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) In the event of an underwritten offering conducted pursuant to Section 7 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(o) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 7 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof.

(p) The Company shall:

(i)(A) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and other parties;

(ii) in connection with any underwritten offering conducted pursuant to Section 7 hereof, make such representations and warranties to the Holders participating in such underwritten offering and to the underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of adjustable or conversion-rate equity security units and covering the matters set forth in the Subscription Agreement;

(iii) in connection with any underwritten offering conducted pursuant to Section 7 hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings by the Company of adjustable or conversion-rate equity security units and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made);

(iv) in connection with any underwritten offering conducted pursuant to Section 7 hereof, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Holder participating in such underwritten offering (if such Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings;

(v) in connection with any underwritten offering conducted pursuant to Section 7 hereof, deliver such documents and certificates as may be reasonably requested by any Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

(q) The Company will use its commercially reasonable efforts to cause the Common Stock issuable upon settlement of the Purchase Contracts to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Company’s Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

(r) In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the

Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

4. Holder’s Obligations. Each holder of Registrable Securities agrees (i) to keep communications by the Company relating to the suspension of the use of the Shelf Registration Statement as provided herein in confidence; (ii) to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder or such Holder’s transferor or with respect to such Holder’s Registrable Securities, not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request; and (iii) to use its best efforts to give the Company at least three hours notice of any proposed distribution of Registrable Securities. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 7 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Holders who own an aggregate of greater than 50% of the stated amount of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefor in connection with the offer or sale of any Registrable Securities pursuant to the Shelf Registration Statement which counsel must be reasonably satisfactory to the Company. Each Holder shall pay all underwriting discounts and commissions and transfer and income taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

6. Indemnification and Contribution.

(a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, underwriter, dealer, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse any such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein; provided further that the indemnification contained in this paragraph shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any such losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus provided in each case the Company has performed its obligations under Section 3(g) hereof if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (i) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such losses, claims, damages or liabilities arise.

(b) Indemnification by the Holders. Each Holder agrees, as a consequence of the inclusion of any of such Holder’s Registrable Securities in such Shelf Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, expressly for use therein or with respect to a failure to deliver the Prospectus as described in clause (A) or (B) of Section 6(a) hereof, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority of the stated amount of Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment to the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment (to the extent such settlement or judgment is subject to indemnification under Section 6(a) or 6(b) as the case may be). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Subscription Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of the right to transfer Registrable Securities pursuant to the plan of distribution included in the Shelf Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 6(d) to contribute shall be several in proportion to the percentage of stated amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e) Notwithstanding any other provision of this Section 6, in no event will any (i) Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, dealer, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, dealer, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

(f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity. The parties agree to treat any payment made pursuant to this Section 6 as an adjustment to the purchase price of the Units.

7. Underwritten Offering. Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Holders of greater than 50% of the stated amount of Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) greater than 50% of such stated amount of Registrable Securities shall be included in such offering; and provided further that the Company shall not be obligated under any circumstances to cooperate with more than one such underwritten offering during any 18-month period. Upon receipt of such a request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the Managing Underwriters will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of greater than 50% of the stated amount of the Registrable Securities to be included in such offering; provided, however, that such Managing Underwriters and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell all such Holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements and (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the stated amount of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

8. Liquidated Damages.

(a) If on or prior to the 90th day following the Closing Date, such Shelf Registration Statement is not declared effective by the Commission (a “Registration Default”), the Company shall be required to make payments as liquidated damages (“Liquidated Damages”), and not as a penalty, from and including the day following such Registration Default until such Shelf Registration Statement is declared effective at a rate per annum equal to 0.25% of the stated amount of the Units outstanding to and including the 60th day following the Registration Default and 0.50% of the stated amount of the Units outstanding from and after the 61st day following the Registration Default.

(b) In the event that (i) the Shelf Registration Statement ceases to be effective, (ii) the Company suspends the use of the Prospectus pursuant to Section 2(c) or 3(j) hereof, (iii) the Holders are not authorized to use the Prospectus pursuant to Section 3(g) hereto or (iv) the Holders are otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement (an “Effective Failure”) (A) during the 30-day period immediately after the Initial Effective Date, (B) for more than 45 days, whether or not consecutive, in any 120-day period or (C) for more than 90 days, whether or not consecutive, in any 210-day period, then the Company shall pay Liquidated Damages, in the case of clause (A) at a rate per annum equal to 0.25% of the stated amount of the Units outstanding at any time during such 30-day period, in the case of clause (B), at a rate per annum equal to 0.25% of the stated amount of the Units outstanding commencing on the 46th day following such Effective Failure, and in the case of clause (C), at a rate per annum equal to 0.50% of the stated amount of the Units outstanding commencing on the 151st day following such Effective Failure, until the earlier of (i) the time the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (ii) the expiration of the Effectiveness Period.

(c) Any amounts to be paid as Liquidated Damages pursuant to paragraphs (a) or (b) of this Section 8 shall be paid in cash quarterly in arrears, with the first quarterly payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default or Effective Failure, as applicable, to the Holders of the Purchase Contracts (or of Common Stock issued on the settlement of the Purchase Contracts, as the case may be).

(d) The parties hereto agree that the Holders of Registrable Securities will suffer damages if the events giving rise to Liquidated Damages occur, and that it would not be feasible to ascertain the extent of such damages with precision. The Liquidated Damages as set forth in this Section 8 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum rate per annum of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults or Effective Failures exist.

(e) In no event shall a Holder of only Senior Notes, either because the Senior Notes have been stripped from Units or because they have been acquired through a remarketing of the Senior Notes or otherwise, be entitled to any Liquidated Damages. Instead, such Liquidated Damages shall be paid to the Holders of the Purchase Contracts (or the Holders of Common Stock received upon settlement of the Purchase Contracts).

9. Miscellaneous.

(a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement, provided that if the Managing Underwriter of any underwritten offering conducted pursuant to Section 7 hereof notifies the Company and the Holders that the total amount of securities which the Holders and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially threaten the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number and kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included in such Shelf Registration Statement.

(b) Amendments and Waivers. This Agreement, including this Section 9(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in stated amount of Units then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 9(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder. This Agreement may be amended by written agreement signed by the Company and the attorney in fact for the Subscribers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Subscription Agreement.

(d) Parties in Interest. Any person who purchases any Registrable Securities from a Subscriber shall be deemed, for purposes of this Agreement, to be an assignee of such Subscriber. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Holder shall be bound by the terms and provisions of this Agreement with respect to their Registrable Securities. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) Survival; Termination. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Holder, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder. Notwithstanding the foregoing, this Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for Liquidated Damages under Section 8 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

(i) Severability. If any term, provision, covenant or restriction of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Subscription Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

(l) Jurisdiction and Venue. Each party hereto agrees that any suit, action or proceeding brought by a Subscriber against the Company in connection with or arising out of this Agreement, the Units or the offer and sale of the Units shall be brought, non-exclusively, in a United States District Court located in the Southern District of the State of New York. Each party hereto waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement, the Units or the offer and sale of the Units.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours, UnumProvident Corporation

By:	/s/ Susan N. Roth

Name:	Susan N. Roth
Title:	Vice President, Corporate Secretary and Assistant General Counsel

Accepted as of the date hereof:

D.E. Shaw Laminar Portfolios, L.L.C.

By:	/s/ Eric Wepsic

Name:	Eric Wepsic
Title:	Authorized Signatory

D.E. Shaw Valence Portfolios, L.L.C. By: D. E. Shaw & Co., L.L.C., as managing member

By:	/s/ Eric Wepsic

Name:	Eric Wepsic
Title:	Managing Director

D.E. Shaw Investment Group, L.L.C. By: D. E. Shaw & Co., L.L.C., as managing member

By:	/s/ Eric Wepsic

Name:	Eric Wepsic
Title:	Managing Director

FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND

By:	/s/ John Costello

Name:	John Costello
Title:	Assistant Treasurer

FRANKLIN ADVISERS, INC. ON BEHALF OF THE FOLLOWING:

FTVIPT – Franklin Income Securities Fund

FIST – Franklin Convertible Securities Fund

FTIF – Franklin Income Fund

By:	/s/ Edward Perks

Name:	Edward D. Perks
Title:	Senior Vice President

Highbridge International LLC

By:	/s/ Bart Baum

By:	Highbridge Capital Management
Name:	Bart Baum
Title:	Managing Director

OZ MAC 13 LTD. By: OZ Management L.L.C., its Investment Manager

By:	/s/ D. Och

Name:	Daniel S. Och
Title:	Senior Managing Member

OZ MASTER FUND, LTD. By: OZ Management L.L.C.

By:	/s/ D. Och

Name:	Daniel S. Och
Title:	Senior Managing Member

Shepherd Investments International. Ltd.

By:	/s/ Michael A. Roth

Name:	Michael A. Roth
Title:	Managing Member of Staro Asset Management, L.L.C., Investment Manager

Stark Trading

By:	/s/ Michael A. Roth

Name:	Michael A. Roth
Title:	Managing Member of Staro Asset Management, L.L.C., General Partner

T. ROWE PRICE ASSOCIATES, INC. as Investment Adviser to its Participating Client Accounts

By:	/s/ Darren N. Braman

Name:	Darren N. Braman
Title:	Vice President

Bay Pond Partners, L.P. By: Wellington Management Company, LLP, As investment adviser

By:	/s/ Julie Jenkins

Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Bay Pond Investors (Bermuda), L.P. By: Wellington Management Company, LLP, As investment adviser

By:	/s/ Julie Jenkins

Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Schedule I

D.E. Shaw & Co.

Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund

Franklin Income Securities Fund

Franklin Convertible Securities Fund

Franklin Income Fund

Highbridge International LLC

OZ Master Fund, Ltd.

STARQ Asset Management LLC

T. Rowe Price Associates, Inc.

Bay Pond Partners, L.P.